March 11, 2005



Access Integrated Technologies, Inc.
55 Madison Avenue, Suite 300
Morristown, NJ 07960


Ladies and Gentlemen:

                  We are acting as counsel to Access Integrated Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration of (a) 1,867,322 shares (the "Conversion Shares") of the Company's Class A common stock, $0.001 par value per share (the "Common Stock") issuable upon the conversion of certain convertible debentures issued by the Company (the "Debentures"), (b) 560,197 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of certain warrants issued by the Company (the "Warrants") and (c) 456,936 shares of Common Stock issuable upon the Company's exercise of its option to make monthly interest payments on the Debentures in the form of shares of Common Stock (the "Interest Shares" and (a), (b) and (c) collectively, the "Securities"). The Company is filing concurrently herewith a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to such Securities. As such counsel, you have requested our opinion as to the matters described herein relating to the Securities.

                  In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, together with exhibits and schedules thereto, in the

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form filed with the Commission;  (ii) the Company's  Fourth Amended and Restated
Certificate of Incorporation, (iii) the Company's By-Laws; and (iv) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

                  For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the corporate laws of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

                  Based  upon  and  subject  to  the  foregoing  qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that (a) when issued in accordance with the terms of the Debentures, the Conversion Shares will have been validly issued, fully paid and non-assessable, (b) when issued in accordance with the terms of the Warrants, the Warrant Shares will have been validly issued, fully paid and non-assessable and (c) when issued in accordance with the terms of the Debentures, the Interest Shares will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption "Legal Matters". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                Very truly yours,



                                /s/ Kelley Drye & Warren LLP